Exhibit 99.1

CIMAREX ENERGY AND MAGNUM HUNTER RESOURCES OBTAIN STOCKHOLDER APPROVALS
REQUIRED FOR MERGER

Closing Date Expected to Be June 7, 2005

      DENVER and IRVING, Texas, June 6 /PRNewswire-FirstCall/ — Cimarex Energy Co. (NYSE: XEC) and Magnum Hunter Resources, Inc. (NYSE: MHR) today announced that their respective stockholders overwhelmingly approved proposals necessary for the two companies to merge.

      Magnum Hunter stockholders approved an agreement and plan of merger that provides for the acquisition of Magnum Hunter by Cimarex. Cimarex stockholders approved the issuance of common stock to Magnum Hunter stockholders in connection with the deal.

      Approximately 99 percent of Magnum Hunter shares and Cimarex shares voted were in favor of the transaction. Cimarex stockholders also approved all other resolutions contained in the joint proxy statement/prospectus.

      The merger is expected to close on June 7, 2005, at which time Magnum Hunter stockholders will receive 0.415 shares of Cimarex common stock in exchange for each share of Magnum Hunter common stock. Cimarex will issue approximately 39.5 million common shares to Magnum Hunter stockholders and will then have approximately 81.3 million shares outstanding.

About Cimarex Energy

      Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Gulf Coast areas of the U.S.

About Magnum Hunter Resources, Inc.

      Magnum Hunter Resources, Inc. is an independent oil and gas exploration and production company with operations concentrated in the Permian Basin of West Texas and New Mexico and in the Gulf of Mexico.

      This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Cimarex Energy Co. and Magnum Hunter Resources, Inc. current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions include 1) the possibility that problems may arise in successfully integrating the businesses of the two companies; 2) the possibility that the acquisition may involve unexpected costs; 3) the possibility that the combined company may be unable to achieve cost-cutting synergies; 4) the possibility that the businesses may suffer as a result of uncertainty surrounding the acquisition; 5) the possibility that the industry may be subject to future regulatory or legislative actions; 6) the volatility in commodity prices for oil and gas; 7) the presence or recoverability of estimated reserves; 8) the ability to replace reserves; 9) environmental risks; 10) drilling and operating risks; 11) exploration and development risks; 12) competition; 13) the ability of management to execute its plans to meet its goals and other risks that are described in SEC reports filed by Cimarex and Magnum Hunter. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Cimarex and Magnum Hunter. Cimarex and Magnum Hunter assume no obligation and expressly disclaim any duty to update the information contained herein except as required by law.

      In connection with the proposed merger, Cimarex and Magnum Hunter have filed with the SEC a Registration Statement on Form S-4 (Registration Number 333-123019) that discloses important information about the merger. Investors and security holders of Cimarex and Magnum Hunter are urged to read the joint proxy statement/prospectus filed with the SEC, and any other relevant materials filed by Cimarex or Magnum Hunter, as well as any amendments or supplements to those documents, because they contain important information about

Cimarex, Magnum Hunter and the merger. Investors and security holders may obtain these documents (and any other documents filed by Cimarex and Magnum Hunter with the SEC) free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge (i) at www.cimarex.com or www.magnumhunter.com or (ii) by directing a request to Mary Kay Rohrer, Assistant Corporate Secretary, Cimarex Energy Co., phone: 303-295-3995, fax: 303-295-3494; or Morgan F. Johnston, Corporate Secretary, Magnum Hunter Resources, Inc., phone: 972-401-0752, fax: 972-443-6487. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed acquisition.

SOURCE Cimarex Energy Co.
06/06/2005
     /CONTACT: Mark Burford, Director of Capital Markets of Cimarex Energy
Co., +1-303-295-3995; or Howard Tate, Vice President of Capital Markets of
Magnum Hunter Resources, Inc., +1-972-401-0752/
     /Web site: http://www.magnumhunter.com /
     /Web site: http://www.cimarex.com /